SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-12

The Bank of New York Company, Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

The Bank of New York Company, Inc.

March 24, 2006

To:	Employees holding shares of The Bank of New York Company, Inc. Common Stock in an ESOP account.

The proxy card you recently received to vote your shares of The Bank of New York Company, Inc. Common Stock ("BK Stock") held in your Employee Stock Ownership Plan ("ESOP") account(s) listed the correct number of shares in your account(s) but incorrectly labeled shares of BK Stock held in one ESOP account as "401 K" shares. The reference to "401 K" should have read "ESOP."

The number of shares shown next to "401 K" on the proxy card is actually the correct number of shares of BK Stock allocated to one ESOP account.

The number shown next to "SIP" on the proxy card is the correct number of shares of BK Stock held in your 401(k) Plan account as of the proxy record date.

The proxy card you received is valid. You may use the proxy card you received to instruct the trustees of the 401(k) and ESOP(s) to vote the number of shares shown on your proxy card. We will not be sending a revised proxy card.